UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
THE FILM DEPARTMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5277866

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8439 Sunset Boulevard, 2nd Floor, West Hollywood, California	90069

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: 333-163514
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to Be Registered.
     A description of the Common Stock, par value $0.001 per share, of THE FILM DEPARTMENT HOLDINGS, INC. is set forth under the caption “DESCRIPTION OF CAPITAL STOCK AND RELATED SHAREHOLDER MATTERS” in THE FILM DEPARTMENT HOLDINGS, INC.’s Registration Statement on Form S-1 (File No. 333-163514) originally filed with the Securities and Exchange Commission on December 7, 2009, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated in this Item 1 by reference.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE FILM DEPARTMENT HOLDINGS, INC.
Dated: April 20, 2010	By:	/s/ Mark Gill
		Name:	Mark Gill
		Title:	Chief Executive Officer